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EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING
                        --------------------------------


     The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Electric Lightwave, Inc.

     Dated:  June 9, 1998

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
CANPARTNERS INCORPORATED,                     CANYON CAPITAL MANAGEMENT, L.P.
a California corporation                      a California limited partnership

                                              By:  Canpartners Incorporated,
By:  /s/ Joshua S. Friedman                        a California corporation,
   -----------------------------                   its general partner
 Name:  Joshua S. Friedman
 Title: Vice President
                                              By:  /s/ Joshua S. Friedman
                                                 -----------------------------
                                              Name:  Joshua S. Friedman
MITCHELL R. JULIS                             Title:  Vice-President


 /s/ Mitchell R. Julis                        JOSHUA S. FRIEDMAN
--------------------------------
Mitchell R. Julis
                                               /s/ Joshua S. Friedman
                                              --------------------------------
R. CHRISTIAN B. EVENSEN                       Joshua S. Friedman


 /s/ R. Christian B. Evensen
--------------------------------
R. Christian B. Evensen
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